EXHIBIT 23.7


                          DONALDSON, LUFKIN & JENRETTE
               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
       2121 Avenue of the Stars, Los Angeles, CA 90067-5014 (310) 282-6161




                                          August 2, 1997



Board of Directors
Smith's Food & Drug Centers, Inc.
Salt Lake City, Utah

          We hereby consent to the inclusion of our opinion dated May 11, 1997 in the Joint Proxy Statement-Prospectus which forms a part of the Meyer-Smith
Holdco, Inc. registration statement on Form S-4 dated                         .
In giving this consent we do not hereby admit that Donaldson, Lufkin & Jenrette Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1993, as amended, or the rules and regulations promulgated thereunder.

                                        DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION


                                        By: MICHAEL CONNOLLY
                                            ------------------------------------
                                        Name: Michael Connolly
                                        Title:  Vice President